UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2020

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Gold Entertainment Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-28571	98-0206212
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2412 IRWIN STREET, MELBOURNE, FL  32901

(Address of Principal Executive Office) (Zip Code)

561-927-0605

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Gold Entertainment Group, Inc. ("we" or "Company") entered into an agreement with DEVON TESTING, a Pensylvania fictitious name of DEVON MEDICAL PRODUCTS, INC., a Pensylvania corporation ("DEVON"), (the "Agreement"). Pursuant to the terms of the Agreement, the Company authorized the issuance of one hundred thousand (100,000) SERIES B Preferred Shares were issued as the payment due to DEVON's Former Management and owners, for the acquisition of its controlling shares.

As a result of the Agreement, GOLD, will increase the authorized Preferred B Shares to five hundred thousand (500,000) issued by GEGP and recorded with the State of Florida.

Further;

GOLD will increase will increase the authorized Preferred B Shares to five hundred thousand (500,000) issued by GEGP and recorded with the State of Florida.

The Effective Date of the Agreement came into effect February 1, 2022.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the Agreement, an amednment to the Authorized Preferred SERIES B shares of GOLD is required.

As a result of this Agreeement, GOLD will increase the authorized Preferred B Shares to five hundred thousand (500,000) issued by GEGP and recorded with the State of Florida.

The specific terms of the Agreement are included in Exhibit 10.1 to this filing.

Item 9.01

Financial Statements and Exhibits.

Exhibits.

32.1

AMMENDED ARTICLES OF INCORPORATION

10.1

STOCK PURCHASE AGREEMENT WITH DEVON.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 30, 2022	Gold Entertainment Group, Inc.

	By:	/s/ Hamon Francis Fytton
Hamon Francis Fytton Chief Financial Officer